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                                                                     EXHIBIT 6.6

                                OPTION AGREEMENT
                                ----------------

          THIS OPTION AGREEMENT (The "Agreement") is entered into as of ____________________, between OurPet's Company, a Colorado corporation (the "Company"), and _____________________________________ ("Holder").


                                   RECITALS:
                                   ---------

          WHEREAS, Holder, as ____________________________________________ of
the Company, has rendered and continues to render valuable services to the Company;

          WHEREAS, the Company desires to provide the Holder an incentive to put forth maximum effort for the success and growth of the Company; and

          WHEREAS, the Company desires to grant to Holder an option to purchase shares of the Company's common stock, no par value (the "Shares).

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:


                                  ARTICLE ONE
                                  -----------
                           GRANT AND TERMS OF OPTION
                           -------------------------

          1.1  Grant of Option. The Company hereby grants to Holder the right
               ---------------
and option (the "Option") to purchase all or any part of an aggregate of
______________________________ (                  ) Shares (the "Option Shares")
(such number being subject to adjustment as set forth herein), on the terms and conditions set forth herein, and pursuant to the provisions of the 1999 Stock Option Plan of the Company (the "Plan"). The Option granted hereunder is a non-qualified stock option and shall not be treated by the Company or the Holder as an incentive stock option for federal income tax purposes.

          1.2   Option Price. The per share option price for each Option Share
                -------------
covered by the Option is ___________________________ ($           ).

          1.3  Term of Option. The Option shall be exercisable for a period of
               --------------
five (5) years from the date of this Agreement, subject to earlier termination as hereinafter provided.

          1.4  Vesting of Option Shares. Prior to its expiration or termination,
               ------------------------
and except as hereinafter provided, the Option may be exercised within the following limitations: after the date hereof, the Option may be exercised as to not more than one-third (1/3) of the total Option shares after the second year, two-thirds (2/3) of the total Option shares after the third year and all of the total Option shares after the fourth year. If the Option is not exercised before the end of the fifth year, it will expire.

          1.5  Adjustment of Number of Option Shares and Option Price. In the
               ------------------------------------------------------
event of changes in all the outstanding Shares of the Company by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchange of shares, separations, reorganizations, liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares of the Company, or similar transactions or events, the number and class of Shares of the Company subject to the Option hereby granted, the option price and all of the applicable provisions thereof shall be correspondingly equitably adjusted by the Board of Directors of the Company (which adjustment may, but need not, include payment to the Holder of the Option, in cash or in shares, in an amount equal to the difference between the option price and the then

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current fair market value of the Option Shares as equitably determined by the
Board of Directors of the Company), as it shall decide in its sole discretion. Any such adjustment may provide for the elimination of any fractional shares which might otherwise be subject to the Option.

          1.6   Exercise of Option. In order to exercise the Option, the person
                ------------------
entitled to exercise it shall deliver to the President of the Company (or other designated person) written notice of the number of full Option Shares with respect to which the Option is to be exercised. The notice shall be accompanied by payment in full for any Option Shares being purchased, which payment shall be in cash or, upon approval of the Board of Directors of the Company, by certificates of Shares duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on the fair market value of the Shares on the date of exercise or, upon approval by the Board of Directors of the Company by a combination of cash and Shares. No fractional Shares shall be issued. No Option Shares shall be issued until full payment therefor has been made. Neither Holder nor, in the event of Holder's death, his personal representative, distributees or legatees shall have any of the rights of a shareholder in respect of such Option shares until they are so issued.

          1.7   Transferability. This Option shall not be transferable, other
                ---------------
than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Holder, only by the Holder, or in the event of death, the Holder's personal representative, distributees or legatees, as the case may be or pursuant to qualified domestic relations order, as defined in the Internal Revenue Code of 1986, as amended (the "Code"), ERISA or the Rules thereunder.

          1.8   Termination of Employment. Anything herein contained to the
                --------------------------
contrary notwithstanding, in the event of any termination of the Holder's employment for any reason other than death, disability or retirement, the Option may be exercised by the Holder (to the extent that he shall have been entitled to do so at the termination of his employment) at any time within three (3) months after the date of such termination, but not beyond the original term thereof. So long as the Holder shall continue to be an employee of the Company or one or more of its subsidiaries, the Option shall not be affected by any change in duties or position. Nothing in this Option Agreement shall confer upon the Holder any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate his employment at any time. Anything contained herein to the contrary notwithstanding, in the event of the termination of the Holder's employment for cause, the Option, to the extent not therefore exercised, shall terminate.

          1.9   Death of Holder. If the Holder shall die while he is employed by
                ---------------
the Company or one or more of its subsidiaries, the Option may be exercised in full by the Holder's successor at any time within one (1) year after the Holder's death, but not beyond the original term of the Option. If the Holder shall die within three (3) months after the termination of his employment other than for cause, then (a) the Option may be exercised by the Holder's successor (to the extent the Holder shall have been entitled to do so at the time of his death), and (b) the portion of the Option that has not vested as of the date of the Holder's death shall automatically terminate.

          1.10  Disability of Holder. If the employment of the Holder shall
                --------------------
terminate on account of his or her having become "disabled", as provided in Holder's employment agreement with the Company or as defined in Section 22(e)(3) of the Code, the Option may be exercised in full by the Holder or the Holder's personal representative at any time within one (1) year after the date of which the Holder's employment terminated, but not beyond the original term of the Option.

          1.11  Retirement of Holder. If the employment of the Holder shall
                --------------------
terminate by reason of retirement entitling the Holder to early, normal or late retirement benefits under the provisions of any retirement plan of the Company or a subsidiary in which the Holder participates (or if no such plan then exists, at or after sixty-five 65), the Option may be exercised in full by the Holder at any time after the date on which his employment terminated, but not beyond the original term of the Option.

          1.12  Unusual Corporate Events. In the case of an unusual corporate
                ------------------------
event, including but not limited to a liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code) or other business combination, acquisition or change in control of the Company, through a tender offer or otherwise, the Board of Directors of the Company may, in its sole discretion, determine that the Option shall terminate ninety

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(90) days after the occurrence of such unusual corporate event; provided, however that in the event of any such termination, the Holder shall have the right, commencing at least five (5) days prior to such unusual corporate event, subject to any limitations on the exercise of the Option in effect on the date of exercise, to immediately exercise the Option in full, without regard to any vesting limitations, to the extent it shall not have been previously exercised.


                                  ARTICLE TWO
                                  -----------
                     REPRESENTATION AND WARRANTY OF HOLDER
                     -------------------------------------

          Holder understands that the Option Shares to be delivered to him pursuant to this Agreement are not registered under the Securities Act of 1933, as amended ("Securities Act"). Holder represents and warrants, for himself and his transferees by will or the laws of descent and distribution, that unless a registration statement under the Securities Act is in effect as to Shares purchased upon any exercise of this Option, any Shares he acquires shall be for investment for his own account and not with a view to the distribution thereof or with any present intention of distributing or selling the same. Holder agrees to indemnify and hold the Company harmless from and against any and all losses resulting from or arising out the breach of this representation and warranty.


                                 ARTICLE THREE
                                 -------------
                     DELIVERY OF OPTION SHARES ON EXERCISE
                     -------------------------------------

          Delivery of certificates for Option Shares pursuant to the exercise may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirement of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Option Shares. The Company may, in its sole discretion, require the Holder of the Option to furnish the Company with appropriate representations and written investment letter prior to the exercise of the Option or the delivery of any Option Shares pursuant to the exercise of the Option.


                                  ARTICLE FOUR
                                  ------------
                                     TAXES
                                     -----

          4.1  Withholding. The Company shall have the right to require a person
               -----------
entitled to receive Option Shares pursuant to the exercise of this Option to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Option Shares before the certificate for such Option shares is delivered pursuant to this Option. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or from any other amounts payable any time thereafter to Holder

          4.2  Withholding Option Shares. Subject to approval by the Board of
               --------------------------
Directors, the Holder may satisfy his tax liability with respect to the exercise of the Option by having the Company withhold Option Shares otherwise issuable upon exercise of the Option.


                                  ARTICLE FIVE
                                  ------------
                                 MISCELLANEOUS
                                 -------------

          5.1  Governing Law. This Agreement shall be deemed to be made in and
               -------------
in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Ohio.

          5.2  Severability. If any provision of this Agreement is held to be
               ------------
unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent permitted.

          5.3  Waivers and Amendments. This Agreement may be amended,
               ----------------------
superceded, cancelled, renewed or extended, and the terms hereof may be waived, only by written instrument signed by the parties or, in the case of a

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waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          5.4  Fees and Costs. The Company shall pay all original issue taxes on
               --------------
the exercise of this Option and all other fees and expenses necessarily incurred by the Company in connection herewith.

          5.5  Headings. The headings of articles and paragraphs are included
               --------
solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

          5.6  Entire Agreement. This Agreement contains the entire agreement
               ----------------
between the parties with respect to the transactions contemplated hereby, and supercedes all prior agreements, written or oral, with respect thereto.

          5.7   Multiple Counterparts. This Agreement may be signed in multiple
                ---------------------
counterparts, all of which when taken together shall constitute an original agreement. The execution of any one party of any counterpart shall be sufficient execution by the party, whether or not the same counterpart has been executed by any other party.

          5.8  Defined Terms.  All capitalized terms used herein which are
               -------------
defined in the Plan shall have the meaning ascribed to them in the Plan unless otherwise indicated.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on this _______ day of ______________________, effective as of the _______ day of _________________________.


                                   OurPet's Company


                                   By:   ____________________________________
                                         Signature

                                         ____________________________________
                                         Print or type


                                   Holder


                                         ____________________________________
                                         Signature

                                         ____________________________________
                                         Print or type


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